Exhibit 3.1

Amended and Restated
Effective March 1, 2012

STANDARD PACIFIC CORP.

a Delaware corporation

BYLAWS

ARTICLE I: Offices

SECTION 1.1  Registered Office.  The registered office of Standard Pacific Corp. (the “Corporation”) shall be at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.  The Board of Directors of the Corporation (the “Board”) is hereby granted full power and authority to change said registered office from one location to another.

SECTION 1.2  Principal Office.  The principal office for the transaction of the business of the Corporation shall be at 15360 Barranca Parkway, Irvine, California.  The Board is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.3  Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II: Meetings of Stockholders

SECTION 2.1  Place of Meetings.  All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware as determined by the Board.

SECTION 2.2  Annual Meetings.  Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

SECTION 2.3  Special Meetings.  Special meetings of stockholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions of the Certificate of Incorporation.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

SECTION 2.4  Notice of Meetings.  Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.  Notice may be given (i) by delivering a written notice thereof to such stockholder personally, (ii) by depositing notice in the United States mail, in a postage prepaid envelope, directed to such stockholder a t such stockholder’s address as it appears on the records of the Corporation, or (iii) by transmitting the notice by any form of electronic transmission consented to by such stockholder when directed to an address at which such stockholder has consented to receive such notice.  Except as otherwise expressly required by applicable law, no publication of any notice of a meeting of stockholders shall be required.  Every notice of a meeting of the stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a speci al meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at any meeting or, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time to reconvene at the same or some other place.  Notice of any adjourned meeting of the stockholders need not be given if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken , provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice shall be given to each stockholder of record entitled to vote at the meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.5  Quorum.  Except as otherwise required by applicable law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof.  Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws or by applicable law, the stockholders present at a duly called or held meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.

SECTION 2.6  Voting.

(A) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 6.5 hereof as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

(B) Shares of its own stock belonging to the Corporation or to another entity, if a majority of the shares or other interests entitled to vote in the election of directors (or equivalent) in such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Persons or entities holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.  Persons whose stock is pledged shall be solely entitled to vote such pledged stock, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(C) Any voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy duly authorized as such by any means permitted under the General Corporation Law of the State of Delaware (including without limitation, in writing or by transmitting or authorizing an electronic transmission, or by any copy, facsimile telecommunication or other reliable reproduction of such authorization) and delivered to the secretary of the meeting; provided, however, that no such proxy shall be voted or acted upon after three years from its date unless the proxy shall provide for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing, or by any other means permissible for authorizing a proxy, deliver to the secretary of the meeting, prior to the voting of the proxy, a revocation of the proxy or a new proxy bearing a later date.  At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by applicable law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.  The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, or be submitted by electronic transmission provided that such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder, and it shall state the number of shares voted.

SECTION 2.7  List of Stockholders.  The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of such meeting.

SECTION 2.8  Inspector of Elections.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability.  Such inspector shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and entitled to vote on each question, (iii) determine the validity of proxies and ballots, (iv) accept the votes, and count all votes and ballots, (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (vi) certify their determination of the number of shares represented at the meeting, and their count of the votes and ballots voted respectively for and against each question.  Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation.  The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which such officer shall have a material interest.

SECTION 2.9  Advance Notice of Stockholder Nominations and Other Business.

(A) At any meeting of the stockholders, only such nominations for director shall be made and only such other business shall be conducted as shall have been brought before the meeting by or at the direction of the Board or by any stockholder of the Corporation entitled to vote thereat who complies with the notice procedures set forth in this Section 2.9.  For business (other than the nomination of a person for election as a director, which is governed by Section 2.9(B) below) to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the first public announcement of the date of such meeting.  A stockholder’s notice to the Secretary shall set forth: (i) as to each matter the stockholder proposes to bring before the meeting (other than the nomination of a person for election as director, which is governed by Section 2.9(B) below), a brief description of the business desired to be brought before the meeting, including the text of any resolutions proposed for consideration, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), if any, on whose behalf the business is being proposed, (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (a) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the name and address of such beneficial owner, (b) the class and number of shares of the Corporation that are owned both of record and beneficially by each of such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation owned both of record and beneficially by each of the stockholder and such beneficial owner as of the record date for the meeting, and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business, (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the proposal is made, as to such beneficial owner: (a) a description of any agreement, arrangement or understanding with respect to the business between or among the stockholder or beneficial owner and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (c) a representation whether such stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the item of business and/or otherwise to solicit proxies from stockholders in support of such business.  In addition, the stockholder intending to propose the business shall promptly provide any other information reasonably requested by the Corporation.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.9(A).  Except as otherwise provided by law, the Board of Directors shall have the power and duty to determine whether any business proposed to be conducted at the annual meeting was proposed in accordance with the procedures set forth in this Section 2.9(A) (including whether the stockholder or beneficial owner, if any, on whose behalf the business is being proposed solicited proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (iii)(c) of this Section 2.9(A).  If any business was not proposed in compliance with the procedures set forth in this Section 2.9(A), the Chairman of the meeting shall direct that the business was not properly brought before the meeting and the business shall not be considered.  Notwithstanding the foregoing provisions of this Section 2.9(A), unless otherwise required by law, if the stockholder does not provide the information required under clauses (ii)(b), (iii)(a) and (iii)(b) of this Section 2.9(A) to the Corporation within five business days following the record date for an annual meeting or if the stockholder does not appear in person or by proxy at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

The foregoing notice requirements set forth in this Section 2.9(A) shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(B) Nominations for the election of directors may be made at an annual meeting of the stockholders or at a special meeting of the stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by the Board or by any stockholder entitled to vote in the election of directors at such meeting; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Corporation, in the case of an annual meeting, not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the first public announcement of the date of such meeting or, in the case of a special meeting, not later than the close of business on the later of the 60th day prior to such special meeting or the 7th day following the first public announcement of the date of such meeting.  Each such notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and the name and address of such beneficial owner, (b) the class and number of shares of the Corporation that are owned both of record and beneficially by each of such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation owned both of record and beneficially by each of the stockholder and such beneficial owner as of the record date for the meeting, and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner: (a) a description of any agreement, arrangement, or understanding with respect to the nomination between or among the stockholder or beneficial owner and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (c) a representation whether such stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination.  In addition, the stockholder intending to make such nomination shall promptly provide any other information reasonably requested by the Corporation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9(B).  Except as otherwise provided by law, the Board of Directors shall have the power and duty to determine whether any nomination was made in accordance with the procedures set forth in this Section 2.9(B) (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (iii)(c) of this Section 2.9(B).  If any proposed nomination was not made in compliance with the procedures set forth in this Section 2.9(B), the Chairman of any meeting of stockholders shall direct that the nomination was not made in accordance with these procedures and shall be disregarded.  Notwithstanding the foregoing provisions of this Section 2.9(B), unless otherwise required by law, if the stockholder does not provide the information required under clauses (ii)(b), (iii)(a) and (iii)(b) of this Section 2.9(B) to the Corporation within five business days following the record date for an annual or special meeting or if the stockholder does not appear in person or by proxy at an annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(C) In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

ARTICLE III: Board of Directors

SECTION 3.1  General Powers.  Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the General Corporation Law of the State of Delaware as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board to the fullest extent permitted by law.

SECTION 3.2  Number and Term of Office.  The authorized number of directors of the Corporation shall be nine until this Section 3.2 is amended by a resolution duly adopted by the

Board or by the stockholders of the Corporation, in either case in accordance with the provisions of Article XIV of the Certificate of Incorporation.  Directors need not be stockholders.  Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws.

SECTION 3.3  Election of Directors.  The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected.  The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board.

SECTION 3.4  Resignations.  Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time or upon the happening of an event or events specified therein, or, if the time or events be not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.5  Vacancies.  Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected.  Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall die, resign or shall have been removed.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 3.6  Place of Meeting.  The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice of any such meeting.  Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.7  Regular Meetings.  Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.  Except as required by applicable law, notice of regular meetings need not be given.

SECTION 3.8  Special Meetings.  Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer or the President.  Except as otherwise provided by applicable law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile or other electronic transmission to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director’s address, or in the case of facsimile or other electronic transmission at the facsimile number or other address for such transmissions, as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held.  In case such notice is mailed, it shall be deposited in the United States mail in the County in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting.  In case such notice is delivered personally or by facsimile or other electronic transmission as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting.  Such mailing, delivery or facsimile or other electronic transmission as above provided shall be due, legal and personal notice to such director.  Except where otherwise required by applicable law or by these Bylaws, notice of the purpose of a special meeting need not be given.  Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.9  Quorum and Manner of Acting.  Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.  The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.10  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be and such consent or electronic transmission is filed with the minutes of proceedings of the Board or of such committee.

SECTION 3.11  Compensation.  Directors who are not employees of the Corporation or any of its subsidiaries may receive fees for their services as directors in an amount or amounts fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be authorized by resolution of the Board for attendance at each meeting, including for attendance at each meeting of a committee of the Board.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.12  Committees.  The Board may designate such committees as it shall determine.  Each committee shall consist of two or more of the members of the Board and shall serve at the pleasure of the Board.  To the extent provided in any applicable resolution or charter approved by a majority of the members of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Any such committee shall keep written minutes of its meetings and report the same to the Board.  Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern committees of the Board and actions by such committees.

ARTICLE IV: Officers

SECTION 4.1  Officers.  The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer, a Controller and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof.  The Board may appoint a Chairman of the Board and, if the Board so designates, the Chairman of the Board may be an officer of the Corporation.  Any number of offices may be held by the same person.

SECTION 4.2  Election.  The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof held after the annual meeting of stockholders, and each officer shall hold office until such officer shall die, resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.3  Other Officers.  In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify and each of whom shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.4  Removal and Resignation.  Any officer may be removed, either with or without cause, by resolution of the Board at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.  Any officer may resign at any time upon written notice to the Corporation.

SECTION 4.5  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

ARTICLE V: Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.1  Execution of Contracts.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or other instrument or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.2  Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.  Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 5.3  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.4  General and Special Bank Accounts.  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI: Shares and Their Transfer

SECTION 6.1  Certificates for Stock; Uncertificated Shares.  The shares of stock of the Corporation shall be evidenced by certificates in such form as the Board may prescribe; provided that the Board may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares.  The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the

President or any Vice President, and by the Secretary or the Treasurer.  Any or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  A record shall be kept of the respective names of the persons, corporations or other entities owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 hereof.  Except as otherwise provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

SECTION 6.2  Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof.  Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and the payment of all taxes thereon, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the holder of uncertificated shares and the payment of all taxes thereon, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the shares shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3  Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of uncertificated and certificated shares of stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.4  Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the

Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 6.5  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted nor be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is set by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII: Indemnification

SECTION 7.1  Scope of Indemnification.  The Corporation shall indemnify, in the manner and to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereinafter be amended (the “Delaware Law”), and by the Certificate of Incorporation, any person (or the estate of any person) who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The Corporation may enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon resolution duly adopted by the Board.  Such agreements may indemnify such persons to the fullest extent permissible under law.

SECTION 7.2  Amendments.  Any repeal or modification of this Article VII shall only be prospective and shall not affect any right or protection existing under this Bylaw at the time of any action or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII: Miscellaneous

SECTION 8.1  Seal.  The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

SECTION 8.2  Waiver of Notices.  Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by applicable law, a written waiver, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 8.3  Amendments.  Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board, or by the stockholders at any annual or special meeting of stockholders provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of such meeting; provided that no bylaw amendment adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall be further amended or repealed by the Board.

SECTION 8.4  Representation of Other Entities.  The Chairman of the Board, the Chief Executive Officer, the President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all equity interests of any other entity or entities standing in the name of the Corporation.  The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all equity interests held by the Corporation in any other entity or entities may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

SECTION 8.5  Jurisdiction for Stockholder Suits.  Any action brought by any stockholder against the Corporation or against any officer, director, employee, agent or advisor of the Corporation, including without limitation any such action brought on behalf of the Corporation, shall be brought solely in a court of competent jurisdiction located in the State of Delaware.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1.           That I am duly elected and acting Secretary of Standard Pacific Corp., a Delaware corporation; and

2.           That the foregoing Bylaws, comprising 14 pages, constitute the Bylaws of said corporation as duly adopted by action of the Board of Directors of the Corporation, effective as of March 1, 2012.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 1st day of March, 2012.

By:	/S/ JOHN P. BABEL
John P. Babel, Secretary